EXHIBIT 11
                                                                      Page 1
                         CANDIE'S, INC. AND SUBSIDIARIES
                    COMPUTATIONS OF EARNINGS (LOSS) PER SHARE

                                                      For the Three Months
                                                        Ended October 31,

                                                    1994                1993
                                               -------------        -----------
(Loss) income before
  extraordinary item                           ($    494,355)        $  411,097

Extraordinary item --
  gain on extinguishment                           1,962,175                  0
                                               -------------        -----------
Net income                                         1,467,820            411,097
                                               =============        ===========
Weighted average shares outstanding                6,498,216          4,823,344

Common stock equivalents based on the
  treasury stock method at
  average market price                               162,630                  0
                                               -------------        -----------
Total shares outstanding                           6,660,846          4,823,344
                                               =============        ===========
Earnings (loss) per share:

Earnings (loss) per share before
  extraordinary item                                  ($0.07)             $0.09

Extraordinary item                                      0.29               0.00
                                               -------------        -----------
Net income per share
  primary and fully diluted                            $0.22              $0.09
                                               =============        ===========


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                                                                      EXHIBIT 11
                                                                      Page 2
                         CANDIE'S, INC. AND SUBSIDIARIES
                    COMPUTATIONS OF EARNINGS (LOSS) PER SHARE

                                                       For the Nine Months
                                                        Ended October 31,

                                                    1994                1993
                                               -------------        -----------
(Loss) before
  extraordinary item                           ($    158,032)       ($3,142,192)

Extraordinary item --
  gain on extinguishment                           1,962,175                  0
                                               -------------        -----------
Net income (loss)                                  1,804,143         (3,142,192)
                                               =============        ===========
Weighted average shares outstanding                5,690,870          4,570,986

Common stock equivalents based on the
  treasury stock method at
  average market price                                62,073                  0
                                               -------------        -----------
Total shares outstanding                           5,752,943          4,570,986
                                               =============        ===========
Earnings (loss) per share:

Loss per share before
  extraordinary item                                  ($0.03)            ($0.69)

Extraordinary item                                      0.34               0.00
                                               -------------        -----------
Net income (loss) per share
  primary and fully diluted                            $0.31             ($0.69)
                                               =============        ===========